Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES RECORD
$22.9 MILLION IN 2016 SECOND QUARTER EARNINGS

TUPELO, MISSISSIPPI (July 19, 2016) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced record financial results for the second quarter of 2016. Net income for the second quarter of 2016 was $22.9 million, or diluted earnings per share (“EPS”) of $0.54, an increase of 48.75% from $15.4 million, or diluted EPS of $0.48, for the second quarter of 2015. The Company incurred pre-tax merger and conversion expenses of $2.8 million, or $1.9 million on an after-tax basis, for the second quarter of 2016 which reduced diluted EPS by $0.05, as compared to pre-tax merger and conversion expenses incurred during the second quarter of 2015 of $1.5 million, or $904 thousand on an after-tax basis, which reduced diluted EPS by $0.03. Excluding the impact of after-tax merger and conversion expenses incurred during each quarter, diluted EPS was $0.59 for the second quarter of 2016, as compared to $0.51 for the second quarter of 2015.

The Company’s balance sheet and results of operations as of and for the three months ending June 30, 2016, include the impact of the Company’s acquisition of KeyWorth Bank (“KeyWorth”), a Georgia state bank headquartered in Atlanta, Georgia, which was completed on April 1, 2016. As of the acquisition date, KeyWorth operated six offices in the Atlanta metropolitan area and had approximately $399 million in assets, approximately $284 million in total loans, and approximately $347 million in total deposits. The assets acquired and liabilities assumed are recorded at estimated fair value and are subject to change pending finalization of all valuations.

For the second quarter of 2016, the Company’s return on average assets and return on average equity were 1.08% and 8.21%, respectively, as compared to 1.06% and 8.42%, respectively, for the second quarter of 2015. The Company’s 2016 second quarter return on average tangible assets and return on average tangible shareholders’ equity were 1.20% and 15.57%, respectively, as compared to 1.17% and 14.89%, respectively, for the second quarter of 2015.

The following table presents the Company’s profitability metrics for the second quarter of 2016, including and excluding the impact of after-tax merger and conversion expenses:

	As Reported	Excluding Merger and Conversion Expenses
Return on average assets	1.08%	1.17%
Return on average tangible assets	1.20%	1.30%
Return on average equity	8.21%	8.89%
Return on average tangible equity	15.57%	16.79%

“We are very pleased with our second quarter financial results. Annualized linked quarter non-acquired loan growth of 21.53% and strong revenue growth driven from our mortgage operations were large contributing factors to our record level quarterly net income of $22.9 million. These results also include our completion of the KeyWorth acquisition along with the successful conversion of its operations. Continued growth in our profitability metrics and the superior credit quality of our non-acquired assets highlight the successful first half of 2016,” said Renasant Chairman and Chief Executive Officer, E. Robinson McGraw.

Total assets as of June 30, 2016, were approximately $8.53 billion, as compared to $7.93 billion as of December 31, 2015.

Total deposits were $6.70 billion at June 30, 2016, as compared to $6.22 billion at December 31, 2015. The Company’s cost of funds was 38 basis points for the second quarter of 2016, as compared to 41 basis points for the same quarter in 2015. The Company’s noninterest-bearing deposits averaged approximately $1.48 billion, or 21.98% of average deposits, for the second quarter of 2016, as compared to $970 million, or 19.97% of average deposits, for the second quarter of 2015, and $1.32 billion, or 21.36% of average deposits, for the quarter ended December 31, 2015.

Total loans, including loans acquired in the KeyWorth, Heritage Financial Group, Inc. (“Heritage”), and First M&F Corporation (“First M&F”) acquisitions or in FDIC-assisted transactions (collectively referred to as “acquired loans”), were approximately $5.97 billion at June 30, 2016, as compared to $5.41 billion at December 31, 2015. Excluding acquired loans, loans grew 25.96% to $4.29 billion at June 30, 2016, as compared to $3.41 billion at June 30, 2015. Non-acquired loans were $3.83 billion at December 31, 2015.

At June 30, 2016, the Company’s Tier 1 leverage capital ratio was 9.18%, its Tier 1 risk-based capital ratio was 11.55%, and its total risk-based capital ratio was 12.31%. The Company’s common equity Tier 1 capital ratio was 10.12% at June 30, 2016. In all capital ratio categories, the Company’s regulatory capital ratios continued to be in excess of the regulatory minimums required to be classified as “well-capitalized.” The Company’s tangible common equity ratio was 7.79% as of June 30, 2016.

Net interest income was $77.16 million for the second quarter of 2016, as compared to approximately $51.61 million for the second quarter of 2015. Net interest margin was 4.29% for the second quarter of 2016, as compared to 4.17% for the second quarter of 2015. Additional interest income recognized in connection with the acceleration of pay downs and payoffs from acquired loans was $3.96 million in the second quarter of 2016 and increased net interest margin 25 basis points compared to $3.60 million and a 28 basis point increase in net interest margin in the same period in 2015.

The Company’s noninterest income is derived from diverse lines of business which primarily consist of originations and sales of mortgage loans, wealth management and insurance revenue sources along with income from deposit and loan products. Total noninterest income was $35.59 million for the second quarter of 2016, as compared to approximately $22.88 million for the second quarter of 2015. During the current quarter, the Company realized a gain of $1.26 million in connection with the sale of certain equity securities with a carrying value of $2.77 million at the time of sale compared to a gain of $96 thousand realized on the sale of securities during the second quarter of 2015. After considering this realized gain, the Company’s overall growth in noninterest income for the second quarter, as compared to the same period in the prior year, is primarily attributable to the Heritage and KeyWorth acquisitions and increases in the sales of mortgage loans that we originate.

Noninterest expense was $77.26 million for the second quarter of 2016, as compared to approximately $51.08 million for the second quarter of 2015. The Company recorded merger and conversion expenses of approximately $2.81 million and $1.47 million during the second quarter of 2016 and 2015, respectively. During the current quarter, the Company recognized a penalty charge of $329 thousand in connection with the prepayment of approximately $3.5 million in borrowings from the Federal Home Loan Bank. No such charge was incurred during the second quarter of 2015. In addition, during the current quarter, the Company recognized a $750 thousand impairment charge related to a single property held in other real estate owned. This property is currently under contract to sell. After considering these expenses, which are typically nonrecurring, the Company’s overall growth in noninterest expense for the second quarter, as compared to the same period in the prior year, is primarily attributable to the addition of the Heritage and KeyWorth operations.

Annualized net charge-offs as a percentage of average loans, including acquired loans, declined to 1 basis point for the second quarter of 2016, as compared to 16 basis points for the second quarter of 2015. The Company recorded a provision for loan losses of $1.43 million for the second quarter of 2016, as compared to $1.18 million for the second quarter of 2015.

Nonperforming assets consists of loans 90 days or more past due, nonaccrual loans and other real estate owned (“OREO”). The following table provides details of the Company’s nonperforming assets as of the dates presented (in thousands):

	June 30, 2016	December 31, 2015	June 30, 2015
Not acquired	$ 21,594	$ 27,958	$ 36,128
Acquired and subject to loss-share agreements	6,754	9,746	23,340
Acquired and not subject to loss-share agreements	44,108	43,125	11,852
Total	$ 72,456	$ 80,829	$ 71,320

Since the nonperforming assets acquired in previous acquisitions or in connection with FDIC- assisted transactions (collectively referred to as “acquired nonperforming assets”) were recorded at fair value at the time of acquisition or are subject to loss-share agreements with the FDIC, which significantly mitigates the Company’s actual loss, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios excludes these acquired nonperforming assets.

The Company’s nonperforming loans (loans 90 days or more past due and nonaccrual loans) were $12.02 million as of June 30, 2016, as compared to $14.97 million as of December 31, 2015. Nonperforming loans as a percentage of total loans were 0.28% as of June 30, 2016, as compared to 0.39% as of December 31, 2015.

The allowance for loan losses totaled $44.10 million at June 30, 2016, as compared to $41.89 million as of June 30, 2015, and $42.44 million as of December 31, 2015. The allowance for loan losses as a percentage of loans was 1.03% as of June 30, 2016, as compared to 1.23% as of June 30, 2015, and 1.11% as of December 31, 2015.

The Company’s coverage ratio, or its allowance for loan losses as a percentage of nonperforming loans, was 366.90% as of June 30, 2016, as compared to 197.95% as of June 30, 2015, and 283.46% as of December 31, 2015. Loans 30 to 89 days past due as a percentage of total loans were 0.22% at June 30, 2016, as compared to 0.19% at June 30, 2015, and 0.19% at December 31, 2015.

OREO was $9.58 million as of June 30, 2016, as compared to $12.99 million at December 31, 2015. The Company continues to proactively market the properties held in OREO as it sold approximately $2.5 million of OREO during the second quarter of 2016 and had $628 thousand in sales during the first quarter of 2016.

CONFERENCE CALL INFORMATION:
The Company will hold executive management's quarterly webcast and conference call with analysts on Wednesday, July 20, 2016, at 10:00 AM Eastern Time (9:00 AM Central Time).
The webcast can be accessed through Renasant's investor relations website at www.renasant.com or http://services.choruscall.com/links/rnst160720. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation Second Quarter Earnings

Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.
The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10089373 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until August 4, 2016.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 112-year-old financial services institution. Renasant has assets of approximately $8.5 billion and operates more than 175 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:
This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, which the Company’s management uses when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies.

The specific non-GAAP financial measures used are return on average tangible shareholders’ equity, return on average tangible assets and the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”). The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to other similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2016 -	For The Six Months Ending
	2016		2015				Q2 2015	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Statement of earnings
Interest income - taxable equivalent basis	$85,783	$78,009	$79,679	$76,241	$58,516	$55,910	46.60	$163,800	$114,426	43.15
Interest income	$84,008	$76,259	$77,788	$74,300	$56,769	$54,166	47.98	$160,267	$110,935	44.47
Interest expense	6,851	6,205	5,437	5,688	5,155	5,385	32.90	13,056	10,540	23.87
Net interest income	77,157	70,054	72,351	68,612	51,614	48,781	49.49	147,211	100,395	46.63
Provision for loan losses	1,430	1,800	1,750	750	1,175	1,075	21.70	3,230	2,250	43.56
Net interest income after provision	75,727	68,254	70,601	67,862	50,439	47,706	50.14	143,981	98,145	46.70
Service charges on deposit accounts	7,521	7,991	8,261	8,151	6,522	6,335	15.32	15,512	12,857	20.65
Fees and commissions on loans and deposits	5,045	4,331	4,437	4,388	3,571	3,695	41.28	9,376	7,266	29.04
Insurance commissions and fees	2,175	1,962	1,956	2,381	2,119	1,967	2.64	4,137	4,086	1.25
Wealth management revenue	2,872	2,891	2,609	2,833	2,210	2,156	29.95	5,763	4,366	32.00
Securities gains (losses)	1,257	(71)	—	—	96	—	1,209.38	1,186	96	1,135.42
Mortgage banking income	13,420	11,915	11,702	11,893	6,791	5,429	97.61	25,335	12,220	107.32
Gain on sale of SBA loans	1,035	996	509	376	90	293	1,050.00	2,031	383	430.29
Other	2,261	3,287	1,968	2,057	1,480	1,995	52.77	5,548	3,475	59.65
Total noninterest income	35,586	33,302	31,442	32,079	22,879	21,870	55.54	68,888	44,749	53.94
Salaries and employee benefits	45,387	42,393	43,408	43,048	30,395	28,260	49.32	87,780	58,655	49.65
Data processing	4,502	4,158	4,003	3,819	3,199	3,230	40.73	8,660	6,429	34.70
Occupancy and equipment	8,531	8,224	8,171	7,733	5,524	5,559	54.44	16,755	11,083	51.18
Other real estate	1,614	957	698	861	954	532	69.18	2,571	1,486	73.01
Amortization of intangibles	1,742	1,697	1,753	1,803	1,238	1,275	40.71	3,439	2,513	36.85
Merger and conversion related expenses	2,807	948	1,922	7,746	1,468	478	91.21	3,755	1,946	92.96
Debt extinguishment penalty	329	—	—	—	—	—	100.00	329	—	1.00
Other	12,347	11,437	10,779	10,969	8,304	7,985	48.70	23,784	16,289	46.02
Total noninterest expense	77,259	69,814	70,734	75,979	51,082	47,319	51.25	147,073	98,401	49.46
Income before income taxes	34,054	31,742	31,309	23,962	22,236	22,257	53.14	65,796	44,493	47.88
Income taxes	11,154	10,526	10,149	7,742	6,842	7,017	63.02	21,680	13,859	56.43
Net income	$22,900	$21,216	$21,160	$16,220	$15,394	$15,240	48.75	$44,116	$30,634	44.01
Basic earnings per share	$0.54	$0.53	$0.53	$0.40	$0.49	$0.48	10.20	$1.07	$0.97	10.31
Diluted earnings per share	0.54	0.52	0.52	0.40	0.48	0.48	12.50	1.06	0.96	10.42
Average basic shares outstanding	42,066,168	40,324,475	40,276,441	40,265,941	31,626,059	31,576,275	33.01	41,200,133	31,601,304	30.37
Average diluted shares outstanding	42,303,626	40,559,145	40,539,151	40,518,413	31,865,172	31,815,710	32.76	41,435,962	31,834,257	30.16
Common shares outstanding	42,085,690	40,373,753	40,293,291	40,268,455	31,644,706	31,604,937	32.99	42,085,690	31,644,706	32.99
Cash dividend per common share	$0.18	$0.17	$0.17	$0.17	$0.17	$0.17	5.88	$0.35	$0.34	2.94
Performance ratios
Return on average shareholders' equity	8.21%	8.12%	8.12%	6.33%	8.42%	8.59%		8.17%	8.50%
Return on average tangible shareholders' equity (1)	15.57%	15.58%	15.84%	12.20%	14.89%	15.45%		15.57%	15.16%
Return on average assets	1.08%	1.07%	1.06%	0.81%	1.06%	1.06%		1.07%	1.06%
Return on average tangible assets (2)	1.20%	1.20%	1.19%	0.93%	1.17%	1.18%		1.20%	1.18%
Net interest margin (FTE)	4.29%	4.21%	4.33%	4.09%	4.17%	4.02%		4.25%	4.10%
Yield on earning assets (FTE)	4.66%	4.57%	4.65%	4.42%	4.57%	4.45%		4.62%	4.51%
Cost of funding	0.38%	0.37%	0.32%	0.33%	0.41%	0.43%		0.37%	0.42%
Average earning assets to average assets	86.59%	86.21%	86.07%	86.64%	87.79%	87.49%		86.41%	87.64%
Average loans to average deposits	87.73%	87.39%	86.22%	83.63%	81.93%	81.44%		87.56%	81.69%
Noninterest income (less securities gains/
losses) to average assets	1.62%	1.69%	1.58%	1.61%	1.56%	1.52%		1.65%	1.54%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.49%	3.48%	3.46%	3.43%	3.40%	3.26%		3.48%	3.33%
Net overhead ratio	1.87%	1.79%	1.88%	1.82%	1.84%	1.74%		1.83%	1.79%
Efficiency ratio (FTE) (4)	63.91%	63.86%	63.45%	64.73%	63.53%	62.94%		63.88%	63.24%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2016	For The Six Months Ending
	2016		2015				Q2 2015	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Average Balances
Total assets	$8,541,818	$7,961,700	$7,898,803	$7,897,769	$5,847,539	$5,821,758	46.08	$8,253,361	$5,834,719	41.45
Earning assets	7,396,282	6,863,905	6,798,474	6,842,452	5,133,567	5,093,223	44.08	7,131,564	5,113,508	39.47
Securities	1,111,830	1,103,504	1,117,322	1,143,577	999,962	989,743	11.19	1,107,690	994,881	11.34
Mortgage loans held for sale	306,011	217,200	268,096	398,480	87,435	50,918	249.99	261,851	69,277	277.98
Loans, net of unearned	5,897,650	5,482,167	5,341,943	5,223,273	3,978,514	3,969,243	48.24	5,691,056	3,973,905	43.21
Intangibles	499,509	473,852	473,996	449,042	295,441	296,682	69.07	486,752	296,058	64.41
Noninterest-bearing deposits	$1,477,380	$1,316,495	$1,323,467	$1,272,714	$969,770	$932,011	52.34	$1,397,382	$950,995	46.94
Interest-bearing deposits	5,245,406	4,956,983	4,872,432	4,972,717	3,886,199	3,941,863	34.98	5,101,991	3,913,877	30.36
Total deposits	6,722,786	6,273,478	6,195,899	6,245,431	4,855,969	4,873,874	38.44	6,499,373	4,864,872	33.60
Borrowed funds	594,459	539,078	568,548	556,269	204,884	168,758	190.14	566,921	186,921	203.29
Shareholders' equity	1,121,297	1,050,668	1,033,692	1,016,143	733,158	719,687	52.94	1,086,178	726,460	49.52

							Q2 2016 -	As of
	2016		2015				Q4 2015	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Balances at period end
Total assets	$8,529,566	$8,146,229	$7,926,496	$7,910,963	$5,899,190	$5,881,849	7.61	$8,529,566	$5,899,190	44.59
Earning assets	7,396,888	7,045,180	6,778,485	6,810,285	5,186,419	5,168,497	9.12	7,396,888	5,186,419	42.62
Securities	1,063,592	1,101,820	1,105,205	1,139,553	965,290	1,016,394	(3.77)	1,063,592	965,290	10.18
Mortgage loans held for sale	276,782	298,365	225,254	317,681	108,023	102,780	22.88	276,782	108,023	156.23
Loans not acquired	4,292,549	4,074,413	3,830,434	3,607,005	3,407,925	3,274,314	12.06	4,292,549	3,407,925	25.96
Loans acquired and covered by FDIC loss-share agreements	42,171	44,989	93,142	100,839	121,626	125,773	(54.72)	42,171	121,626	(65.33)
Loans acquired and not covered by FDIC loss-share agreements	1,630,709	1,453,328	1,489,886	1,570,116	507,653	553,574	9.45	1,630,709	507,653	221.23
Total loans	5,965,429	5,572,730	5,413,462	5,277,960	4,037,204	3,953,661	10.20	5,965,429	4,037,204	47.76
Intangibles	498,438	476,539	474,682	474,830	294,808	296,053	5.00	498,438	294,808	69.07
Noninterest-bearing deposits	$1,459,383	$1,384,503	$1,278,337	$1,303,884	$972,672	$959,351	14.16	$1,459,383	$972,672	50.04
Interest-bearing deposits	5,243,104	5,046,874	4,940,265	4,930,677	3,917,772	3,983,418	6.13	5,243,104	3,917,772	33.83
Total deposits	6,702,487	6,431,377	6,218,602	6,234,561	4,890,444	4,942,769	7.78	6,702,487	4,890,444	37.05
Borrowed funds	588,650	561,671	570,496	551,740	219,089	162,313	3.18	588,650	219,089	168.68
Shareholders' equity	1,124,256	1,053,178	1,036,818	1,024,930	730,976	723,196	8.43	1,124,256	730,976	53.80
Market value per common share	$32.33	$32.91	$34.41	$32.85	$32.60	$30.05	(6.04)	$32.33	$32.60	(0.83)
Book value per common share	26.71	26.09	25.73	25.45	23.10	22.88	3.82	26.71	23.10	15.65
Tangible book value per common share	14.87	14.28	13.95	13.66	13.78	13.52	6.59	14.87	13.78	7.88
Shareholders' equity to assets (actual)	13.18%	12.93%	13.08%	12.96%	12.39%	12.30%		13.18%	12.39%
Tangible capital ratio (3)	7.79%	7.52%	7.54%	7.40%	7.78%	7.65%		7.79%	7.78%
Leverage ratio	9.18%	9.19%	9.16%	8.95%	9.89%	9.74%		9.18%	9.89%
Common equity tier 1 capital ratio	10.12%	9.88%	9.99%	9.92%	10.45%	10.35%		10.12%	10.45%
Tier 1 risk-based capital ratio	11.55%	11.38%	11.51%	11.46%	12.52%	12.47%		11.55%	12.52%
Total risk-based capital ratio	12.31%	12.17%	12.32%	12.27%	13.55%	13.51%		12.31%	13.55%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2016 -	As of
	2016		2015				Q4 2015	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Loans not acquired
Commercial, financial, agricultural	$530,258	$520,463	$485,407	$450,688	$437,181	$418,752	9.24	$530,258	$437,181	21.29
Lease Financing	43,116	41,937	34,815	24,698	17,633	11,560	23.84	43,116	17,633	144.52
Real estate- construction	381,690	325,188	291,701	268,805	212,071	200,966	30.85	381,690	212,071	79.98
Real estate - 1-4 family mortgages	1,328,948	1,263,879	1,204,228	1,128,556	1,073,816	1,025,264	10.36	1,328,948	1,073,816	23.76
Real estate - commercial mortgages	1,918,778	1,836,053	1,729,049	1,653,534	1,589,969	1,542,706	10.97	1,918,778	1,589,969	20.68
Installment loans to individuals	89,759	86,893	85,234	80,724	77,255	75,066	5.31	89,759	77,255	16.19
Loans, net of unearned	$4,292,549	$4,074,413	$3,830,434	$3,607,005	$3,407,925	$3,274,314	12.06	$4,292,549	$3,407,925	25.96
Loans acquired and covered by FDIC loss-share agreements
Commercial, financial, agricultural	$607	$624	$2,406	$2,467	$3,726	$3,917	(74.77)	$607	$3,726	(83.71)
Lease Financing	—	—	—	—	—	—	—	—	—	—
Real estate- construction	83	86	130	137	—	—	(36.15)	83	—	100.00
Real estate - 1-4 family mortgages	34,640	36,350	45,988	48,779	40,333	42,758	(24.68)	34,640	40,333	(14.11)
Real estate - commercial mortgages	6,790	7,870	44,550	49,382	77,536	79,064	(84.76)	6,790	77,536	(91.24)
Installment loans to individuals	51	59	68	74	31	34	(25.00)	51	31	64.52
Loans, net of unearned	$42,171	$44,989	$93,142	$100,839	$121,626	$125,773	(54.72)	$42,171	$121,626	(65.33)
Loans acquired and not covered by FDIC loss-share agreements
Commercial, financial, agricultural	$152,071	$133,847	$149,024	$167,966	$39,652	$52,119	2.04	$152,071	$39,652	283.51
Lease Financing	—	—	—	—	—	—	—	—	—	—
Real estate- construction	70,958	52,300	65,834	70,428	505	483	7.78	70,958	505	13,951.09
Real estate - 1-4 family mortgages	485,458	477,266	485,107	485,170	161,765	171,433	0.07	485,458	161,765	200.10
Real estate - commercial mortgages	898,108	763,587	760,130	813,973	295,484	317,224	18.15	898,108	295,484	203.94
Installment loans to individuals	24,114	26,328	29,791	32,579	10,247	12,315	(19.06)	24,114	10,247	135.33
Loans, net of unearned	$1,630,709	$1,453,328	$1,489,886	$1,570,116	$507,653	$553,574	9.45	$1,630,709	$507,653	221.23
Asset quality data
Assets not acquired:
Nonaccrual loans	$10,591	$11,690	$13,645	$14,522	$15,514	$17,719	(22.38)	$10,591	$15,514	(31.73)
Loans 90 past due or more	1,428	2,495	1,326	647	5,647	1,193	7.69	1,428	5,647	(74.71)
Nonperforming loans	12,019	14,185	14,971	15,169	21,161	18,912	(19.72)	12,019	21,161	(43.20)
Other real estate owned	9,575	12,810	12,987	13,936	14,967	16,735	(26.27)	9,575	14,967	(36.03)
Nonperforming assets not acquired	$21,594	$26,995	$27,958	$29,105	$36,128	$35,647	(22.76)	$21,594	$36,128	(40.23)
Assets acquired and subject to loss share:
Nonaccrual loans	$2,060	$2,708	$3,319	$3,270	$19,487	$18,040	(37.93)	$2,060	$19,487	(89.43)
Loans 90 past due or more	2,076	4,343	3,609	4,143	—	—	(42.48)	2,076	—	100.00
Nonperforming loans	4,136	7,051	6,928	7,413	19,487	18,040	(40.30)	4,136	19,487	(78.78)
Other real estate owned	2,618	1,373	2,818	3,183	3,853	4,325	(7.10)	2,618	3,853	(32.05)
Nonperforming assets acquired and subject to loss share	$6,754	$8,424	$9,746	$10,596	$23,340	$22,365	(30.70)	$6,754	$23,340	(71.06)
Assets acquired and not subject to loss share:
Nonaccrual loans	$13,312	$12,368	$12,070	$15,796	$1,085	$1,627	10.29	$13,312	$1,085	1,126.91
Loans 90 past due or more	13,650	10,805	11,458	8,824	2,523	9,636	19.13	13,650	2,523	441.02
Nonperforming loans	26,962	23,173	23,528	24,620	3,608	11,263	14.60	26,962	3,608	647.28
Other real estate owned	17,146	19,051	19,597	19,215	8,244	10,626	(12.51)	17,146	8,244	107.98
Nonperforming assets acquired	$44,108	$42,224	$43,125	$43,835	$11,852	$21,889	2.28	$44,108	$11,852	272.16
Net loan charge-offs (recoveries)	$191	$1,378	$1,364	$588	$1,588	$1,062	(86.00)	$1,569	$1,588	(1.20)
Allowance for loan losses	$44,098	$42,859	$42,437	$42,051	$41,888	$42,302	3.91	$44,098	$41,888	5.28
Annualized net loan charge-offs / average loans	0.01%	0.10%	0.10%	0.04%	0.16%	0.11%		0.06%	0.08%
Nonperforming loans / total loans*	0.72%	0.80%	0.84%	0.89%	1.10%	1.22%		0.72%	1.10%
Nonperforming assets / total assets*	0.85%	0.95%	1.02%	1.06%	1.21%	1.36%		0.85%	1.21%
Allowance for loan losses / total loans*	0.74%	0.77%	0.78%	0.80%	1.04%	1.07%		0.74%	1.04%
Allowance for loan losses / nonperforming loans*	102.28%	96.51%	93.42%	89.09%	94.65%	87.74%		102.28%	94.65%
Nonperforming loans / total loans**	0.28%	0.35%	0.39%	0.42%	0.62%	0.58%		0.28%	0.62%
Nonperforming assets / total assets**	0.25%	0.33%	0.35%	0.37%	0.61%	0.61%		0.25%	0.61%
Allowance for loan losses / total loans**	1.03%	1.05%	1.11%	1.17%	1.23%	1.29%		1.03%	1.23%
Allowance for loan losses / nonperforming loans**	366.90%	302.14%	283.46%	277.22%	197.95%	223.68%		366.90%	197.95%
*Based on all assets (includes acquired assets)
**Excludes all assets acquired

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
			RECONCILIATION OF GAAP TO NON-GAAP
							For The Six Months Ending
	2016		2015				June 30,
	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2016	2015
Net income (GAAP)	$22,899	$21,216	$21,160	$16,220	$15,394	$15,240	$44,115	$30,634
Amortization of intangibles, net of tax	1,171	1,134	1,185	1,220	857	873	2,306	1,730
Tangible net income (non-GAAP)	$24,070	$22,350	$22,345	$17,440	$16,251	$16,113	$46,421	$32,364

Average shareholders' equity (GAAP)	$1,121,297	$1,050,668	$1,033,692	$1,016,143	$733,158	$719,687	$1,086,178	$726,460
Intangibles	499,509	473,852	473,996	449,042	295,441	296,682	486,752	296,058
Average tangible s/h's equity (non-GAAP)	$621,788	$576,816	$559,696	$567,101	$437,717	$423,005	$599,426	$430,402

Average total assets (GAAP)	$8,541,818	$7,961,700	$7,898,803	$7,897,769	$5,847,539	$5,821,758	$8,253,361	$5,834,719
Intangibles	499,509	473,852	473,996	449,042	295,441	296,682	486,752	296,058
Average tangible assets (non-GAAP)	$8,042,309	$7,487,848	$7,424,807	$7,448,727	$5,552,098	$5,525,076	$7,766,609	$5,538,661

Actual shareholders' equity (GAAP)	$1,124,256	$1,053,178	$1,036,818	$1,024,930	$730,976	$723,196	$1,124,256	$730,976
Intangibles	498,438	476,539	474,682	474,830	294,808	296,053	498,438	294,808
Actual tangible s/h's equity (non-GAAP)	$625,818	$576,639	$562,136	$550,100	$436,168	$427,143	$625,818	$436,168

Actual total assets (GAAP)	$8,529,566	$8,146,229	$7,926,496	$7,910,963	$5,899,190	$5,881,849	$8,529,566	$5,899,190
Intangibles	498,438	476,539	474,682	474,830	294,808	296,053	498,438	294,808
Actual tangible assets (non-GAAP)	$8,031,128	$7,669,690	$7,451,814	$7,436,133	$5,604,382	$5,585,796	$8,031,128	$5,604,382

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	8.21%	8.12%	8.12%	6.33%	8.42%	8.59%	8.17%	8.50%
Effect of adjustment for intangible assets	7.36%	7.46%	7.72%	5.87%	6.47%	6.86%	7.41%	6.66%
Return on avg tangible s/h's equity (non-GAAP)	15.57%	15.58%	15.84%	12.20%	14.89%	15.45%	15.57%	15.16%

(2) Return on Average Assets
Return on (average) assets (GAAP)	1.08%	1.07%	1.06%	0.81%	1.06%	1.06%	1.07%	1.06%
Effect of adjustment for intangible assets	0.13%	0.13%	0.13%	0.11%	0.12%	0.12%	0.13%	0.12%
Return on average tangible assets (non-GAAP)	1.20%	1.20%	1.19%	0.93%	1.17%	1.18%	1.20%	1.18%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	13.18%	12.93%	13.08%	12.96%	12.39%	12.30%	13.18%	12.39%
Effect of adjustment for intangible assets	5.39%	5.41%	5.54%	5.56%	4.61%	4.65%	5.39%	4.61%
Tangible capital ratio (non-GAAP)	7.79%	7.52%	7.54%	7.40%	7.78%	7.65%	7.79%	7.78%

			CALCULATION OF EFFICIENCY RATIO

Interest income (FTE)	$85,783	$78,009	$79,679	$76,241	$58,516	$55,910	$163,800	$114,426
Interest expense	6,851	6,205	5,437	5,688	5,155	5,385	13,056	10,540
Net Interest income (FTE)	$78,932	$71,804	$74,242	$70,553	$53,361	$50,525	$150,744	$103,886

Total noninterest income	$35,586	$33,302	$31,442	$32,079	$22,879	$21,870	$68,888	$44,749
Securities gains (losses)	1,257	(71)	—	—	96	—	1,186	96
Total noninterest income	$34,329	$33,373	$31,442	$32,079	$22,783	$21,870	$67,702	$44,653
Total Income (FTE)	$113,261	$105,177	$105,684	$102,632	$76,144	$72,395	$218,446	$148,539

Total noninterest expense	$77,260	$69,814	$70,734	$75,979	$51,082	$47,319	$147,074	$98,401
Amortization of intangibles	1,742	1,697	1,753	1,803	1,238	1,275	3,439	2,513
Merger-related expenses	2,807	948	1,922	7,746	1,468	478	3,755	1,946
Debt extinguishment penalty	329	—	—	—	—	—	329	—
Total noninterest expense	$72,382	$67,169	$67,059	$66,430	$48,376	$45,566	$139,551	$93,942

(4) Efficiency Ratio	63.91%	63.86%	63.45%	64.73%	63.53%	62.94%	63.88%	63.24%